EXHIBIT 16.1

Randall N. Drake, C.P.A., P.A.

1981 Promenade Way
Clearwater, Florida 33760
Phone: (727) 536-4863

January 5, 2011

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

In re:       Info SPI, Inc.
File #:     000-53104
FEI #:     59-0668045

Ladies and Gentlemen:

We have read the statements by InfoSPI, Inc. included under Item 4.02 of its Report on Form 8-K dated December 5, 2010, and we agree with such statements as they relate to our firm and the company’s financial statements.

Very truly yours,

/s/ Randall N. Drake, CPA PA

Randall N. Drake, CPA, PA